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                                                                    Exhibit 99.1

[COGENT COMMUNINCATIONS LOGO]
                                                           FOR IMMEDIATE RELEASE

Cogent Public Relations Contact:
Jeff Henriksen                                               Kristin Duskin-Gadd
(202) 295-4388                                                    (828) 684-2434
jhenriksen@cogentco.com                            kduskin-gadd@interprosepr.com

            Cogent Communications Acquires U.S. Operations of PSINet
                PSINet Name and Several Services to Remain in Use

WASHINGTON, D.C. - April 2, 2002 - Cogent Communications Group, Inc. (AMEX:
COI), a Tier One optical Internet Service Provider, announced today that it has completed the acquisition of the majority of the U.S. operations of PSINet, Inc., the first commercial Internet service company ever established. On March 27th, the U.S. Bankruptcy Court for the Southern District of New York approved Cogent's acquisition, clearing the way for Cogent to finalize documentation related to the closing. In this acquisition, Cogent acquires PSINet assets - including PSINet's customer base, backbone network and associated equipment and rights to intellectual property - for only $10 million.

"With the consolidation going on in the Internet service provider space, Cogent has been able to identify some excellent opportunities to accelerate its business plan," said Dave Schaeffer, Chief Executive Officer and Founder of Cogent Communications. "PSINet will enable Cogent to immediately incorporate a revenue stream from a set of products that complement Cogent's core offering of 100 Mbps Internet connectivity for $1,000 per month."

"By eliminating some of the high costs associated with the PSINet network combined with a reduction in staff, Cogent expects to take a business with poor operating results and turn it around," said Helen Lee, Cogent's Chief Financial Officer. "At the same time, increasing traffic on Cogent's backbone should lead to significant economies of scale for Cogent."

Cogent plans to support and build the PSINet brand name, one of the most recognizable ISPs in the country. Under the PSINet label, Cogent will continue offering PSINet services, including Internet connectivity. "Cogent will continue to support PSINet's core strengths. PSINet has



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developed one of the most knowledgeable and trusted teams of experts in the country to build and deliver its services," added Schaeffer. "We also have found that customers have chosen PSINet due to its superior customer service, and we intend to maintain or exceed the level of service as PSINet emerges as a Cogent Communications company."

ABOUT COGENT COMMUNICATIONS

Cogent Communications (AMEX: COI) is a next generation optical ISP focused on delivering ultra-high speed Internet access and transport services to businesses in the multi-tenant marketplace and to service providers located in major metropolitan areas across the United States. Cogent's signature service offered to commercial end-users of 100 Mbps for $1,000 per month, offers 100 times the observed bandwidth of a T-1 connection at up to two-thirds of the cost. The Cogent solution makes ultra-high speed Internet access an affordable reality for small and medium-sized businesses, as well as large enterprises and service providers. Cogent's facilities-based, all-optical end-to-end IP network enables non-oversubscribed 100 Mbps and 1000 Mbps connectivity for radically low, unmetered pricing levels.
Cogent's network consists of a dedicated nationwide multiple OC-192 fiber backbone, multiple intra-city OC-48 fiber rings, and optically-interfaced high-speed routers. Cogent has been recognized as the first IP+Optical Cisco Powered Network (CPN). Cogent is currently servicing 20 metropolitan markets. Cogent Communications is headquartered at 1015 31st Street, NW, Washington,
D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached at (202) 295-4200 or via email at info@cogentco.com.

                                   #   #   #

Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Cogent Communications Group, Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent's registration statement on Form S-4 as amended by a Form S-4/A (Amendment No. 8) filed with the Securities and Exchange Commission ("SEC") on January 8, 2002, and in our other reports filed from time to time with the SEC.